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                    WORLD ACCESS REALIZATION TRUST AGREEMENT

                     DATED AS OF_________________ ___, 2004

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

1.1   General....................................................................................... 2
1.2   Certain Definitions........................................................................... 2

                                   ARTICLE II

                             CREATION OF THE TRUST

2.1   Creation and Name............................................................................. 3
2.2   Purpose....................................................................................... 3
2.3   Appointment and Acceptance of Realization Trustee............................................. 3
2.4   Transfer of Remaining Assets to the Trust..................................................... 3
2.5   Exemption from Registration................................................................... 4
2.6   Termination of The Realization Trust.......................................................... 5

            ARTICLE III BENEFICIAL INTERESTS IN THE REALIZATION TRUST

3.1   Allocation of Beneficial Interests............................................................ 5
3.2   Register; Ownership of Beneficial Interests................................................... 5
3.3   Transfer of Beneficial Interests.............................................................. 5
3.4   Votes by Holders.............................................................................. 6

                                   ARTICLE IV

                      RIGHTS, POWERS AND DUTIES OF TRUSTEE

4.1   Declaration Acknowledged in Beneficial Interest............................................... 6
4.2   Duties........................................................................................ 6
4.3   Powers........................................................................................ 6
4.4   Disputed Claims Reserve....................................................................... 7
4.5   Authority to Settle Claims.................................................................... 7
4.6   Distribution of Available Cash................................................................ 8
4.7   Disposition of Assets to Debtors and Other Interested Parties................................. 8
4.8   Selection of Agents........................................................................... 8
4.9   Records and Reporting......................................................................... 8
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                                   ARTICLE V

                            THE REALIZATION TRUSTEE

5.1   The Realization Trustee....................................................................... 10
5.2   Removal....................................................................................... 11
5.3   Reliance by Realization Trustee............................................................... 12
5.4   Trustee's Standard of Care; Exculpation....................................................... 12
5.5   Indemnification............................................................................... 12
5.6   Insurance..................................................................................... 13
5.7   No Liability for Acts of Predecessors......................................................... 13
5.8   No Implied Obligations........................................................................ 13
5.9   Bond Requirement; Exercise of Powers ......................................................... 13
5.10  Effect of Trust on Third Parties.............................................................. 13
5.11  Instructions and Exculpatory Provisions....................................................... 13

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1   Governing Law................................................................................. 14
6.2   Relationship Created.......................................................................... 15
6.3   Interpretation................................................................................ 15
6.4   Partial Invalidity............................................................................ 15
6.5   Entire Agreement.............................................................................. 15
6.6   Counterparts.................................................................................. 15
6.7   Notices....................................................................................... 16
6.8   Notice of Actions by Bankruptcy Court......................................................... 16
6.9   Realization Trust Monitoring Committee........................................................ 16
6.10  Effective Date................................................................................ 18
6.11  Conflicts..................................................................................... 18
6.12  Tax Provisions................................................................................ 19
6.13  Amendment of Realization Trust................................................................ 21
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                                       ii

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                    WORLD ACCESS REALIZATION TRUST AGREEMENT

            This World Access Realization Trust Agreement (the "Realization Trust Agreement"), dated as of October __, 2004, by and among World Access, Inc., a Delaware corporation ("World Access"), and WA Telcom Products Co., Inc., WorldxChange Communications, Inc., Facilicom International LLC and World Access Telecommunications Group, Inc., (collectively with World Access, along with any successors in interest, the "Debtors"), as settlors, and Morton P. Levine, as Trustee, is executed to facilitate the implementation of the Revised Second Amended Joint Plan of Liquidation of World Access Group under Chapter 11 of the Bankruptcy Code proposed by the Official Committee of Unsecured Creditors (the "Creditors' Committee") and the Debtors, dated August 5, 2004 (the "Plan") that provides for the establishment of the Realization Trust created hereby.

            WHEREAS, on February 24, 2001 each of the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code;

            WHEREAS, under Section 1121 of the Bankruptcy Code, World Access and its subsidiaries filed the Plan that contemplates, among other things, the transfer of the Debtors' assets, including the Debtors' Assigned Causes of Action to the Realization Trust created hereby, and the distribution of funds held by the Realization Trustee;

            WHEREAS, on September 23, 2004, the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) entered an order confirming the Plan;

            WHEREAS, the Creditors' Committee and the Debtors have determined to create the Realization Trust to receive and liquidate (collectively, the following are referred to as the "Remaining Assets") all assets and property held by the members of the World Access Group and their consolidated Estates, receive and litigate all of the Debtors' Assigned Causes of Action, resolve all Disputed Unsecured Claims in accordance with the Plan, and make Distributions on account of Allowed Claims contemplated by the Plan;

            WHEREAS, pursuant to Sections VII and 8.5 of the Plan, the Debtors' Assigned Causes of Action are to be transferred to the Realization Trust on the Effective Date of the Plan;

            NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 General. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Plan.

            1.2 Certain Definitions.

            "Debtors" shall have the meaning set forth in the preamble.

            "World Access" shall have the meaning set forth in the preamble.

            "Holder" means the record holder of a Beneficial Interest on the register maintained under Section 3.2 hereof.

            "IRS" means the Internal Revenue Service.

            "Realization Trust" means the Realization Trust established pursuant to Section 7.1 of the Plan.

            "Permitted Investments" means (i) demand or time deposits, such as short-term certificates of deposits, in banks or other financial institutions with a minimum capital stock and surplus aggregating at least $100,000,000 and whose short-term debt obligations are rated by at least two nationally recognized rating agencies in one of the two highest categories therefor, or
(ii) other temporary, liquid investments that are insured or guaranteed by the United States or by a department, agency or instrumentality of the United States or backed by the full faith and credit of the United States such as Treasury bills; provided, however, that the scope of any such Permissible Investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust may be permitted to hold pursuant to Treasury Regulations Section 301.7701-4(d), any amendment or addition to the Tax Code or to the Treasury Regulations, or any modification in IRS guidelines whether set forth in IRS rulings, other IRS pronouncements or otherwise.

            "Remaining Assets" shall have the meaning set forth in the recitations.

            "Tax Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Treasury Regulations" shall mean the regulations promulgated under the Tax Code by the Department of Treasury of the United States.

            "Realization Trust Agreement" means this Realization Trust Agreement as amended from time to time.

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            "Trust Assets" means all assets of any kind or nature acquired or received by the Realization Trust, including, without limitation, the Remaining Assets, the Debtors' Assigned Causes of Action, the Realization Trustee Reserve, the Realization Monitoring Committee Reserve, any proceeds of the Debtors' Assigned Causes of Action, and all interest income earned on such proceeds, the Realization Trustee Reserve, or the Realization Monitoring Committee Reserve.

            "Trust Beneficiary" shall mean a beneficiary of the Realization
Trust.

                                   ARTICLE II

                             CREATION OF THE TRUST

            2.1 Creation and Name. The Debtors, the Trust Beneficiaries and the Trustee, in compliance with the Plan, hereby constitute and create the Realization Trust, which shall bear the name "World Access Realization Trust." In connection with the exercise of his power as Realization Trustee hereunder, the Realization Trustee may use this name or such variation thereon as the Realization Trustee sees fit, or may use his own name, as Realization Trustee, as applicable.

            2.2 Purpose. The primary purpose of the Realization Trust is to receive, liquidate and distribute the Remaining Assets on behalf of and for the benefit of the Trust Beneficiaries, and litigate or otherwise dispose of the Debtors' Assigned Causes of Action and distribute any litigation proceeds to the Trust Beneficiaries, in accordance with Treasury Regulations Section 301.7701-4(d), with no objective to conduct a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Realization Trust. In furtherance of this purpose, the Realization Trust shall (i) liquidate and convert into Cash the Remaining Assets, (ii) resolve all Disputed Unsecured Claims in accordance with the Plan, and (iii) make Distributions on account of Allowed General Unsecured Claims contemplated by the Plan.

            2.3 Appointment and Acceptance of Realization Trustee. In accordance with the provisions of the Plan, Morton P. Levine is hereby named, constituted, and appointed as Realization Trustee, to act and serve as trustee of the Realization Trust upon and subject to the terms and conditions set forth herein and in the Plan. The Realization Trustee is willing, and does hereby accept the appointment, to act and serve as trustee of the Realization Trust, and to hold and administer the Trust Assets pursuant to the terms and conditions of this Realization Trust Agreement and the Plan.

            2.4 Transfer of Remaining Assets to the Trust. In accordance with the provisions of the Plan, and subject to section 2.5 hereof, all right, title, and interests of the Debtors and their Estates in and to the Remaining Assets are hereby transferred, on behalf and for the benefit of the holders of the Allowed General Unsecured Claims, to and vested in the Realization Trust. From and after the Effective Date, all Debtors' Assigned Causes of Action shall be administered and litigated by the Realization Trustee on behalf of the Trust Beneficiaries. From and after the Effective Date, all Remaining Assets, including the Available Cash and receivables shall be administered by the


                                       3
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Realization Trustee on behalf of the Trust Beneficiaries. Prior to the creation of the Realization Trust, the Debtors shall have executed or caused to be executed, and simultaneously with the creation of the Realization Trust shall deliver or cause to be delivered to, or upon the order of, the Trustee, any and all documents and other instruments as may be necessary or useful to convey and to confirm title to the Remaining Assets to the Realization Trust. The Debtors (and any successor entity thereto) shall, upon the reasonable request of the Realization Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Realization Trustee any portion of the Remaining Assets intended to be conveyed hereby in the form and manner provided for in the Plan and to vest in the Realization Trustee the powers, instruments or funds in trust hereunder. The Debtors, for themselves and any predecessor or successor entity, hereby disclaim and waive any and all right to any reversionary interest in any of the Remaining Assets.

            2.5 Funding the Realization Trust. On the Effective Date, the Realization Trust shall receive from the Debtors' estates the aggregate amount of $500,000 for the establishment of a reserve to pay the fees, expenses and costs of the Realization Trust and the Realization Trustee (such reserve, the "Realization Trustee Reserve"). In addition, on the Effective Date, the Realization Trust shall transfer to the Realization Trust the aggregate amount of $100,000 for the establishment of a reserve to pay the fees, expenses and costs of the Realization Monitoring Committee (such reserve, the "Realization Monitoring Committee Reserve"). To the extent that the Realization Trustee and the Realization Monitoring Committee reasonably agree that the amounts of the Realization Trustee Reserve and/or the Realization Monitoring Committee Reserve are in excess of the amounts reasonably anticipated to be incurred by the Realization Trust and the Realization Trustee in the pursuit of their respective duties and obligations hereunder, such excess amounts shall be returned to the Realization Trust, and shall be treated as Available Cash for Distributions to holders of Allowed General Unsecured Claims. In addition, further funding of the Realization Trust may be made from Available Cash to the extent deemed necessary by the Realization Trustee, and as consented unanimously by each of the members of the Realization Monitoring Committee and the Realization Trust Monitoring Committee or as authorized by the Bankruptcy Court. Except as specifically set forth in the Plan and the Realization Trust Agreement, the Realization Trust shall have no obligation to the Realization Trust or any holder of an interest therein other than its obligations to reasonably cooperate as a party to the Debtors' Assigned Causes of Action assigned to the Realization Trust. In addition, the Realization Trustee may, with the written consent of the Realization Monitoring Committee, borrow funds to finance the operations of the Realization Trust.

            2.6 Exemption from Registration. The parties hereto intend that the rights of the Trust Beneficiaries arising under this Trust shall not be "securities" under applicable laws, but none of the parties hereto represent or warrant that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code and under applicable securities laws to apply to their issuance under the Plan.

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            2.7 Termination of The Realization Trust. The Realization Trust
shall terminate upon the earlier to occur of: (A) the date on which both (i) all Disputed Claims have been resolved and all of the Debtors' Assigned Causes of Action have been litigated, settled, transferred, abandoned, or otherwise disposed of, and (ii) all Distributions with respect to Allowed General Unsecured Claims to be made pursuant to the Plan have been completed, or (B) five (5) years after the Effective Date. Notwithstanding the foregoing, in the event the Realization Trustee shall have been unable after continuing reasonable efforts to sell or otherwise dispose of and realize upon the Trust Assets and to litigate, settle, transfer, abandon, or otherwise dispose of the Debtors' Assigned Causes of Action in the initial five (5) year term of the Realization Trust or other circumstances require extension, the Realization Trustee shall have the right to apply to the Bankruptcy Court to extend the term of the Realization Trust for two (2) year periods (upon notice only to the members of the Realization Trust Monitoring Committee and such other parties as the Bankruptcy Court directs), provided that each such extension must be approved by the Bankruptcy Court within six (6) months after the beginning of the extended term, and provided further that the term of the Realization Trust shall not be extended more than five times.

                                   ARTICLE III

                  BENEFICIAL INTERESTS IN THE REALIZATION TRUST

            3.1 Allocation of Beneficial Interests. Each holder of an Allowed Claim shall be allocated a beneficial interest in the Realization Trust (a "Beneficial Interest") based upon the Distributions provided under the terms of the Plan. The Realization Trust will not issue to any Holder or Trust Beneficiary any certificate or certificates to evidence its beneficial interest in the Realization Trust.

            3.2 Register; Ownership of Beneficial Interests. The Realization Trustee shall keep at its principal office a register (the "Register") in which the Realization Trustee shall record the ownership of beneficial interests and register any transfer under Section 3.3 of this Realization Trust Agreement. The Trustee may treat the person in whose name any Beneficial Interest is entered on the Register as the owner thereof for the purposes of receiving distribution from Trust Assets and for all other purposes.

            3.3 Transfer of Beneficial Interests. Beneficial Interests shall not be transferred or assigned, and no purported transfer or assignment of any Beneficial Interest shall be registered on the Register other than (i) to any relative, spouse or relative of the spouse of such Holder, (ii) to any trust or estate in which such Holder has more than a 50% beneficial interest (excluding contingent interests), (iii) to any corporation, Partnership or other organization in which such Holder is the beneficial owner of more than 50% of the equity securities or equity interests, (iv) to any person that owns, directly or indirectly, more than 50% of the voting securities of such Holder or
(v) upon the death of such Holder or pursuant to the operation of law.

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            3.4 Votes by Holders. In the event any vote of Holders is required to be taken under this Realization Trust Agreement, the Realization Trustee shall solicit consents by mail from registered Holders.

                                   ARTICLE IV

                      RIGHTS, POWERS AND DUTIES OF TRUSTEE

            4.1 Declaration Acknowledged in Beneficial Interest. The Trustee hereby acknowledges that, on and after the Effective Date, the Trust Beneficiaries, as their interests may appear, will have beneficial interests in all Trust Assets.

            4.2 Duties. The duties of the Realization Trustee under this Realization Trust Agreement and the Plan shall include: (i) carrying out the provisions of the Plan, which shall include taking or not taking any action which the Realization Trustee deems to be in furtherance of the Plan; (ii) managing property to be distributed in a manner designed to effectuate the Plan;
(iii) maintaining the Register; (iv) making semi-annual reports to the Realization Trust Monitoring Committee regarding the Distributions to be made to the Holders, which reports shall be filed with the Bankruptcy Court; (v) providing quarterly reports to the Realization Monitoring Committee as to budgets, cash receipts and disbursements, asset sales or other dispositions, claims reconciliation's, and Distributions under the Plan; (vi) selling or otherwise disposing of Trust Assets, winding up its affairs as expeditiously as reasonably possible, and taking any other actions to liquidate and maximize the value of the Trust Assets in accordance with this Realization Trust Agreement;
(vii) reconciling Claims and resolving Disputed Claims, and administering the Claims allowance and disallowance processes as set forth in the Plan, including objecting, prosecuting, litigating, reconciling, settling and resolving Claims and Disputed Claims in accordance with the Plan; (viii) making decisions regarding the retention, engagement, payment and replacement of professionals, employees and consultants; (ix) administering the Distributions under the Plan, including (a) making Distributions in accordance with the terms of the Plan, (b) establishing and maintaining the various Disputed Claims Reserves, and (c) filing with the Bankruptcy Court semi-annual reports regarding the Distributions to be made to the Holders; (x) investing any Cash in any reserves pending distribution in Permitted Investments in accordance with reasonable business judgment; (xi) filing appropriate tax returns; (xii) performing, and causing the Realization Trust to fulfill, all of the duties and responsibilities of the Realization Trustee and the Realization Trust under this Realization Trust Agreement and the Plan; and (xiii) exercising such other powers as necessary or prudent to carry out the provisions of the Plan and this Realization Trust Agreement.

            4.3 Powers. Subject and pursuant to the terms and provisions of this Realization Trust Agreement and the Plan, the Realization Trustee shall be empowered and authorized to: (i) take all steps and execute all instruments and documents necessary to effectuate this Realization Trust Agreement and the Plan, including, but not limited to, the liquidation of the assets of the members of the World Access Group and their respective Estates, (ii) object, prosecute objections, litigate, settle and resolve issues with respect to Disputed Unsecured Claims; (iii) make Distributions with respect to Allowed

                                       6
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Unsecured Claims; (iv) employ, retain, or replace professionals to represent it with respect to its responsibilities; (v) establish and maintain the various Disputed Reserves as required by the Plan; (vi) invest any Cash held by the Realization Trustee pending distribution in Permitted Investments in accordance with the provisions of this Realization Trust Agreement and the Plan; (vii) to pay all costs of the Realization Trust as contemplated herein, (vii) to waive or enforce, to the fullest extent permitted by law, any existing attorney client privilege of the Debtors relating to the disclosure of information or the giving of evidence, (viii) to investigate any claims, rights, Debtors' Assigned Causes of Action or other Causes of Action assigned to the Realization Trust, (ix) to prosecute, litigate, settle, adjust, retain, enforce or abandon any claims, rights, Debtors' Assigned Causes of Action or other Causes of Action assigned to the Realization Trust, including any counterclaims to the extent such counterclaims are setoff against the proceeds of any such Causes of Action, (x) to perform, and cause the Realization Trust to fulfill, all of the duties and responsibilities of the Realization Trustee and the Realization Trust under this Realization Trust Agreement and the Plan, and (xi) exercise such other powers as may be vested in the Realization Trustee pursuant to an order of the Bankruptcy Court or pursuant to this Realization Trust Agreement and the Plan, or as the Realization Trustee deems to be necessary and proper to carry out the provisions of this Realization Trust Agreement and the Plan. Subject to the terms of
Section 7.9 of the Plan and Section 4.5 hereof, and to the requirement to consult with the Realization Monitoring Committee, the Realization Trustee shall have sole and absolute discretion to hold, pursue, prosecute, release, settle, sell, transfer or abandon, as the case may be, any and all claims, rights, Debtors' Assigned Causes of Action or other Causes of Action assigned to the Realization Trust pursuant to the Plan, as it determines in the exercise of its business judgment, and shall have no liability for the outcome of its decisions. The Realization Trustee shall make vigorous and continuing efforts to discharge its duties, to make prompt and timely distributions of the Debtors' litigation proceeds, and to avoid undue prolongation of the duration of the Realization Trust.

            4.4 Disputed Claims Reserve. On the Effective Date or such later date that Distributions are required to be made on account of Allowed Claims, and after making all Distributions required to be made on any such date under the Plan, the Realization Trustee shall establish a separate Disputed Claims Reserve for each of the Classes. The Realization Trustee shall reserve the Ratable Proportion of all Cash, Available Cash or other Distributions allocated for each Disputed Claim, or such amount as may be agreed by the holder of such Claim and the Realization Trustee, or as may otherwise be determined by order of the Bankruptcy Court. Each Disputed Claims Reserve shall be closed and extinguished by the Realization Trustee upon its determination that all Distributions and other dispositions of Cash, Available Cash or other Distributions required to be made under the Plan have been made in accordance with the terms of the Plan. Upon closure of a Disputed Claims Reserve, all Cash (including any Cash Investment Yield), Available Cash and other Distributions held in such Disputed Claims Reserve shall be subject to redistribution, as appropriate, in accordance with the provisions of Section V of the Plan.

            4.5 Authority to Settle Claims and Causes of Action. Subject to obtaining the written consent of the Realization Trust Monitoring Committee to a proposed

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

settlement or other disposition of a Claim, the Realization Trustee shall be empowered and authorized, without approval of the Bankruptcy Court or notice to any other Person or Holder, to settle or adjust any Disputed Claims asserted against any of the Debtors' estates. If the Realization Trust Monitoring Committee disputes the reasonableness of the proposed settlement or adjustment, then on or prior to the conclusion of ten (10) Business Days after the Realization Trust Monitoring Committee receives written notice of a proposed settlement or other disposition, the Realization Trust can submit to the Bankruptcy Court for resolution as to the reasonableness of the Realization Trustee's proposed settlement or other adjustment.

            4.6 Distribution of Available Cash. Pursuant to the terms of the Plan and section 2.5 hereof, on the Quarterly Distribution Dates provided for in the Plan the Realization Trustee shall make Distributions of Available Cash as required pursuant to the Plan. The Realization Trustee shall make vigorous and continuing efforts to dispose of the Trust Assets, to make prompt and timely Distributions, and to avoid undue prolongation of the duration of the Realization Trust.

            4.7 Disposition of Assets to Debtors and Other Interested Parties. The Trustee is specifically authorized and empowered to negotiate at arms length and enter into agreements with the Debtors' affiliates (including any successors in interest), the Trust Beneficiaries and other interested parties for the sale of any portion of the Trust Assets.

            4.8 Selection of Agents. Subject to obtaining the written consent of the Realization Trust Monitoring Committee or authorization from the Bankruptcy Court, the Realization Trustee may select and employ brokers, collection agents, banks, custodians, investment advisors, attorneys, accountants, tax advisors, auditors, and other agents on behalf of the Realization Trust. Except as otherwise required to fulfill the terms hereof, such agents may be employed without regard to prior employment of such agents by any Trust Beneficiary, the Debtors or by the Creditors' Committee. The Realization Trustee may retain as a consultant to the Realization Trust any person or persons having particular knowledge of the Debtors' affairs (including, without limitation, any officer or director or former officer or director of any Debtor or any entity owned by a Debtor), and rely upon the advice of any such person. Subject to obtaining the written consent of the Realization Trust Monitoring Committee or authorization from the Bankruptcy Court upon a determination of reasonableness, the Realization Trustee may pay the salaries, fees, and expenses of agents and consultants engaged by the Realization Trustee out of the Trust Assets. The Realization Trustee shall not be liable for any loss to the Realization Trust or any person interested therein by reason of any mistake or default of any such agent or consultant as shall be selected and employed or retained by the Realization Trustee, except for such of the Trustee's acts or omissions as shall constitute fraud, willful misconduct or gross negligence.

            4.9 Records and Reporting.

            4.9.1 Records. The Realization Trustee shall maintain good and sufficient books and records of account relating to the Trust Assets, the management thereof, all transactions undertaken by the Realization Trustee, all expenses incurred by or on behalf of the Realization Trust, all distributions either contemplated or effectuated under the Plan or this Realization Trust Agreement.

            4.9.2 Periodic Reports. The Realization Trustee shall prepare the following reports and shall distribute such reports to any Trust Beneficiary who requests a copy:

                  (A) on a quarterly basis commencing with the first calendar quarter ending after the Effective Date, within forty-five (45) days after the end of such calendar quarter a report of the activities of the Realization Trustee detailing for the preceding quarterly period the Realization Trust activities including:

                        (i) an unaudited operating statement (prepared on a cash
                  basis) showing all revenues received by the Realization Trustee and all expenses of operations of the Realization Trustee (including all expenses associated with the sale of any Trust Assets paid by the Realization Trustee);

                        (ii) an unaudited written report and accounting showing
                  (a) the assets and liabilities of the Realization Trust at the end of such period, (b) any changes in the Trust Assets, (c) the amount of any reserves or escrows of the Realization Trust, and (d) any material action taken by the Realization Trustee in the performance of his duties under the Plan and this Realization Trust Agreement; and

                        (iii) an overall status report of the Realization Trust
                  for the next quarterly period;

                  and

                  (B) to the extent required by the Bankruptcy Court or by
            applicable law (or to gain an exemption from applicable law), within 90 days after the end of each calendar year, beginning with the first year end occurring after the Effective Date, the Realization Trustee shall prepare reports for the prior year as described in clause (i) and (ii) above, except that such reports shall be for a full year (or portion thereof in which the Realization Trust has been in existence); the financial statements included in such reports need not be audited unless otherwise required by law.

            4.9.3 Tax Information. The Realization Trustee shall timely furnish to the Trust Beneficiaries and other recipients of distributions from the Realization Trust such information and returns with respect to any federal or state tax as shall be required by law.

            4.9.4 Additional Reports and Filings. The Realization Trustee shall timely (i) prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Realization Trust and the Realization Trustee to be in compliance with applicable law and (ii) prepare and file with the Bankruptcy Court such reports and submissions as are required by the Plan.

            4.10 Application of Proceeds and Expenses. Upon receipt of the proceeds of any Debtors' Assigned Causes of Action assigned to the Realization Trust, the Realization Trustee shall determine whether to distribute the proceeds to the Trust Beneficiaries or to hold the proceeds. Proceeds shall not be held in excess of a reasonable amount to further the duties of the Realization Trustee and the Realization Monitoring Committee. If the Realization Trustee decides to distribute proceeds to the Trust Beneficiaries, or if there are no more proceeds that can be realized by the Realization Trust, then the Realization Trustee shall apply such proceeds, net of amounts paid or deductions made by reason of set-off to defendants or by reason of reduction in judgment or reimbursement obligations of the Realization Trust, as follows: (i) first, after utilizing amounts in the Realization Trustee Reserve and the Realization Monitoring Committee Reserve, to the payment of any associated taxes and unpaid administrative expenses of the Realization Trust, the Realization Trustee and the Realization Monitoring Committee, (ii) second, pro rata to the payment of the reasonable unpaid fees and expenses incurred in employing professionals for the Realization Trustee and the Realization Monitoring Committee, and the compensation and expenses of the Realization Trustee, (iii) third, to either the Realization Trustee Reserve or the Realization Monitoring Committee Reserve for the reasonably anticipated amount of any future expenses and obligations to the extent the amounts in such reserves are insufficient (the foregoing (i) through (iii) the "Litigation Administrative Costs"), and (iv) fourth, the balance for distribution to the Trust Beneficiaries in accordance with Section 4.6 hereof and the terms of the Plan.

                                    ARTICLE V

                            THE REALIZATION TRUSTEE

            5.1 The Realization Trustee.

            5.1.1 Independent Trustee. The Realization Trustee may not be a Trust Beneficiary or related or subordinate to any Trust Beneficiary.

            5.1.2 Trustee's Compensation and Reimbursement. In addition to reimbursement for the actual out-of-pocket expenses incurred, the Realization Trustee, and any employees or professionals engaged or retained by the Realization Trustee, shall be entitled to reasonable compensation for services rendered in connection with the preparation and implementation of the Plan. The terms of the Realization Trustee's compensation shall be based upon the terms set forth in Exhibit A unless modified in accordance with the terms hereof. With respect to any employees engaged and professionals retained, such compensation shall be in an amount and on such terms as may be agreed to by the Realization Trustee and such employees or professionals with the consent of the Realization Trust Monitoring Committee. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, as determined by the Bankruptcy Court.

            5.1.3 Resignation. The Realization Trustee may resign as Realization Trustee hereunder by an instrument in writing signed by the Realization Trustee and filed with the Bankruptcy Court. Such resignation shall become effective ninety (90) days following the giving of such notice or upon the earlier appointment of a successor Realization Trustee.

            5.2 Removal. The Realization Trustee may be removed by a unanimous determination by the members of the Realization Trust Monitoring Committee without any showing of cause. In addition, the Realization Trust Monitoring Committee and/or any beneficiary of the Realization Trust can seek to have the Realization Trustee removed for cause. To the extent there is any dispute regarding the removal of the Realization Trustee, the Bankruptcy Court shall retain jurisdiction to consider and adjudicate any such dispute and may remove the Realization Trustee for cause.

            5.2.1 Appointment of Successor Trustee. In the event of the resignation or removal of the Realization Trustee, the Realization Trust Monitoring Committee shall designate a successor Realization Trustee and the Bankruptcy Court, upon application of the Realization Trust Monitoring Committee, shall appoint a successor Realization Trustee. Written notice of such appointment shall be given to the Trust Beneficiaries as soon thereafter as is practicable. Any successor Realization Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and to the retiring Realization Trustee an instrument duly accepting such appointment and agreeing to be bound by the terms of this Realization Trust Agreement and thereupon such successor Realization Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Realization Trustee under this Realization Trust Agreement.

            5.2.2 Trust Continuance. The resignation or removal of the Realization Trustee shall not operate to terminate the Realization Trust created by this Realization Trust Agreement or to revoke any existing agency created pursuant to the terms of this Realization Trust Agreement or invalidate any action theretofore taken by the Realization Trustee or any prior Realization Trustee. In the event of the resignation or removal of the Realization Trustee, such Realization Trustee shall promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Realization Trustee to effect the termination of the Realization Trustee's capacity under this Realization Trust Agreement and the conveyance of the Trust Assets then held by the Realization Trustee to such Realization Trustee's successor; deliver to the successor Realization Trustee all documents, instruments, records and other writings related to the Realization Trust as may be in the possession of the Realization Trustee; and otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Realization Trustee. In the event that there shall not have been appointed a successor Realization Trustee pursuant to the terms of the Realization Trust Agreement on or before the effective date of the resignation or removal of the

Realization Trustee, the Bankruptcy Court shall appoint an interim Realization Trustee hereunder until such successor Realization Trustee shall have been appointed and shall have taken office.

            5.3 Reliance by Realization Trustee. The Realization Trustee may rely, and shall be fully protected personally in acting upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document which the Realization Trustee has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy himself or herself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt. In the absence of fraud, willful misconduct or gross negligence, the Realization Trustee may rely as to the truth of statements in acting thereon. The Realization Trustee may consult with and rely on the advice of legal counsel and such other experts, advisors, consultants or other professionals as shall have been retained pursuant to this Realization Trust Agreement and shall be fully protected in respect of any action taken or suffered by them in accordance with the written opinion of legal counsel.

            5.4 Trustee's Standard of Care; Exculpation. The Realization Trustee, the members of the Realization Trust Monitoring Committee, and each of their respective post-Effective Date directors, members, officers, employees and agents, from and after the Effective Date, shall be exculpated by all Persons, holders of Claims and Equity Interests, entities, and other parties in interest receiving Distributions under the Plan, from any and all claims, causes of action, and other assertions of liability arising out of the Realization Trustee's and Realization Trust Monitoring Committee's discharge of the powers and duties conferred upon it by this Realization Trust Agreement, the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of gross negligence, willful misconduct or breach of their respective fiduciary duties.

            5.5 Indemnification. Except in those situations in which the Realization Trustee is not exonerated of personal liability as aforesaid, the Realization Trustee (including, each former Realization Trustee or estate of a decedent Realization Trustee), the members of the Realization Trust Monitoring Committee, and each of their respective post-Effective Date directors, members, officers, employees and agents, shall be defended, held harmless and indemnified from time to time from the Trust Assets against any and all losses, claims, costs, expenses and liabilities (including legal fees and expenses) and any costs of defending any action to which the Realization Trustee may be subject in connection with any action, suit, proceeding or investigation brought or threatened against such Realization Trustee in such Realization Trustee's capacity as Realization Trustee, or such member of the Realization Trust Monitoring Committee's in its capacity as such, or in any other capacity contemplated by this Realization Trust Agreement, the Plan or in any matter arising out of or related to this Realization Trust Agreement or the affairs of the Realization Trust, as the case may be. The Realization Trust may indemnify and hold harmless employees and agents of the Realization Trust to the same extent as is provided in this Section 5.5 for the Realization Trustee.

            5.6 Insurance. If the Realization Trustee so desires, and if available on commercially reasonably terms, the Realization Trustee shall endeavor to obtain insurance covering liabilities of the Realization Trustee (and such insurance coverage may extend beyond the term of the Realization Trust for a reasonable period), or employees or agents of the Realization Trust incurred in connection with their services to the Realization Trust and with such coverages and limits as the Realization Trustee deems desirable.

            5.7 No Liability for Acts of Predecessors. No Realization Trustee or any successor Realization Trustee shall be in any way responsible for the acts or omissions of the Debtors, or officers, directors, agents, predecessors or successors thereof; or the Realization Trustee in office prior to the date on which such person becomes Realization Trustee, unless a successor Realization Trustee expressly assumes such responsibility.

            5.8 No Implied Obligations. No Realization Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Realization Trust.

            5.9 Bond Requirement: Exercise of Powers. At the request of the Realization Trust Monitoring Committee, the Realization Trustee shall be required to furnish a bond to secure the proper performance of his duties hereunder. The premium for such bond and any renewal thereof shall be paid by the Realization Trust. Except as otherwise expressly provided in this Realization Trust Agreement, the Realization Trustee shall not be required to procure authorization by any court in the exercise of any power conferred upon the Realization Trustee by this Realization Trust Agreement.

            5.10 Effect of Trust on Third Parties. There is no obligation on the part of any purchaser or purchasers from the Realization Trustee or any agent of the Realization Trustee, or on the part of any other persons dealing with the Realization Trustee or any agent of the Realization Trustee, to see to the application of the purchase money or other consideration passing to the Realization Trustee or any agent of the Realization Trustee, or to inquire into the validity, expediency, or propriety of any such transaction by the Realization Trustee or any agent of the Realization Trustee.

            5.11 Instructions and Exculpatory Provisions.

                  (A) If (i) performing the Realization Trustee's duties under this Realization Trust Agreement the Realization Trustee is required to decide between alternative courses of action, or (ii) the Realization Trustee is unsure of the application of any provision of this Realization Trust Agreement or the Plan, then the Realization Trustee may, promptly deliver a notice to the Realization Trust Monitoring Committee and/or the Bankruptcy Court, as the Realization Trustee in its sole discretion shall determine, requesting written instructions as to the course of action desired by the Realization Trust Monitoring Committee and/or the Bankruptcy Court requesting written instructions as to the course of action desired by the Realization Trust Monitoring Committee and/or the

            Bankruptcy Court. The Realization Trust Monitoring Committee and/or the Bankruptcy Court shall make any determination required pursuant to this section. If the Realization Trustee does not receive such written directions within 10 business days after it has delivered such notice, or such shorter period of time set forth in such notice, the Realization Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Realization Trust Agreement as the Realization Trustee shall deem advisable.

                  (B) The Realization Trustee shall not have any obligation, responsibility or liability for:

                        (i) any representations as to the value or condition of
                  the Trust Assets or any part thereof or as to the title of the Debtors thereto;

                        (ii) the validity, execution (except the Realization
                  Trustee's own execution), enforceability, legality, or sufficiency of this Realization Trust Agreement.

                        (iii) taking any action under this Realization Trust
                  Agreement or the Plan if taking such action (x) would subject the Realization Trustee to a tax in any jurisdiction where the Realization Trustee is not then subject to a tax or (y) would require the Realization Trustee to qualify to do business in any jurisdiction where the Realization Trustee is not then so qualified, unless the Realization Trustee receives an indemnity satisfactory to the Realization Trustee against such tax (or equivalent liability), or any liability resulting from such qualification; and

                        (iv) expending the Realization Trustee's personal funds
                  or otherwise incurring any financial liability in the performance of the Realization Trustee's rights or powers hereunder if the Realization Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to the Realization Trustee.

                                   ARTICLE VI

                                  MISCELLANEOUS

            6.1 Governing Law. THIS REALIZATION TRUST AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS REALIZATION TRUST AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS REALIZATION TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS

REALIZATION TRUST AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

            6.2 Relationship Created. The only relationship created by this Realization Trust is the trustee-beneficiary relationship between the Realization Trustee and the Trust Beneficiaries. No other relationship or liability is created. Nothing contained herein shall be construed so as to constitute the Realization Trustee and the Trust Beneficiaries or their successors in interest as creating any association, partnership, or joint venture of any kind.

            6.3 Interpretation. The enumeration and heading contained in this Realization Trust are for convenience of reference only and are not intended to have any substantive significance in interpreting the same.

            6.4 Partial Invalidity. If any term or provision of this Realization Trust Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Realization Trust Agreement, such term or provision shall be fully severable and this Realization Trust Agreement hall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a pat of this Realization Trust Agreement; and the remaining terms and provisions of this Realization Trust Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or enforceable provision or by its severance from this Realization Trust Agreement and this Realization Trust Agreement shall be construed so as to limit any term or provision so as to make it legal, valid and enforceable provision, provided that such construction, to the maximum extent possible, shall give effect to the purposes of the Plan.

            6.5 Entire Agreement. This Realization Trust Agreement (including the recitals hereof) and the Plan constitute the entire agreement by and among the parties, and there are no representations, warranties, covenants, or obligations except as set forth herein and in the Plan. This Realization Trust Agreement and the Plan supersede all prior and contemporaneous agreements, understandings negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein or in the Plan, nothing in this Realization Trust Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Realization Trust Beneficiaries any rights or remedies under or by reason of this Realization Trust Agreement.

            6.6 Counterparts. This Realization Trust Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

            6.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be addressed (i) if to the Realization Trustee, to Morton P. Levine, Realization Trustee, at Levine & Block, 2270 Resurgens Plaza, 945 E. Paces Ferry Road, Atlanta, Georgia, 30326, telephone number: (404) 231-4567 and facsimile number: (404) 231-4618, or such other address as such Realization Trustee will have furnished, (ii) if to any Trust Beneficiary, to such Trust Beneficiary at the address set forth in the books and records of the Debtors as of the Effective Date, or such other address as such Trust Beneficiary will have furnished to the Realization Trustee in writing in accordance with this Section 6.7, or (iii) if to the members of the Realization Trust Monitoring Committee, [__________________________________, as counsel to the Realization Trust Monitoring Committee}][(A) DDJ Capital Management, LLC, Suite S-4, 141 Linden Street, Wellesley, MA 02482-7910,
Attention: Wendy Schnipper Clayton, Esq., Tel. No.: (781) 283-8506; e-mail: wsclayton@ddjcap.com; (B) R(2) Investments, LDC, c/o Q Funding L.P, Suite 2975, 301 Commerce Street, Forth Worth, TX 76102-4140. Attention: Mr, Michael Diament, Tel. No.: (817) 332-4885, e-mail: mdiament@acmewidget.com; and (C) Wachovia Bank, National Association, as indenture trustee under the Senior Notes, c/o Smith, Gambrell & Russell LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, GA 30309, Attention: John Vian, Esq., Tel. No.: (404) 815-3543, e-mail: jvian@sgrlaw.com], or such other address as each member of the Realization Trust Monitoring Committee, as applicable, will have furnished to the Realization Trustee in writing in accordance with this Section 6.7. All such notices, request, consents and other communications shall be given by facsimile, hand delivery, overnight delivery or, to a Trust Beneficiary only, first class mail, postage prepaid, and shall be deemed given when actually delivered or, with respect to a Trust Beneficiary only, if mailed three (3) business days after deposit in the U.S. Mail.

            6.8 Notice of Actions by Bankruptcy Court. To the extent that this Realization Trust Agreement provides that the Bankruptcy Court can adjudicate proceedings or matters relating to the Realization Trust, unless specifically provided otherwise herein, the party in interest seeking such relief is hereby required to serve copies of its moving papers solely upon each of the following:
(a) the Realization Trustee at the address(es) set forth in Section 6.7 hereof,
(b) to the members of the Realization Trust Monitoring Committee at the addresses set forth in Section 6.7 hereof, (c) to the ten (10) largest Trust Beneficiaries, at the addresses provided under Section 6.7 hereof, and (d) to any Holder or Trust Beneficiary who has requested service of any such pleadings as set forth in a writing to the Realization Trustee (in accordance with Section
6.7 hereof). Unless otherwise ordered by the Bankruptcy Court, no other or further notice need be given. At the request of any party in interest, the Realization Trustee shall provide a list of the names and addresses of the Persons set forth in subsections (c) and (d) above.

            6.9 Realization Trust Monitoring Committee.

            6.9.1 Appointment. As set forth in the Plan, on the Effective Date of the Plan, the Realization Trust Monitoring Committee shall be appointed, which shall be comprised of non-insider holders of General Unsecured Claims (or their representatives). The following entities will serve as the members of the Realization Trust Monitoring

Committee: (a) DDJ Capital Management, LLC, (b) R(2) Investments, LDC, and
(C)Wachovia Bank, National Association, as indenture trustee under the Senior Notes.

            6.9.2 Responsibilities. The Realization Trust Monitoring Committee will (a) monitor and review the fairness of settlement and other disposition proposals proposed to or agreed to by the Realization Trustee with respect to the Disputed Claims, (b) consult with the Realization Trustee regarding the settlement and/or prosecution of such Disputed Claims, (c) monitor and review the fairness of settlement, abandonment and other disposition proposals proposed to or agreed to by the Realization Trustee with respect to the Debtors' Assigned Causes of Action, (d) consult with the Realization Trustee regarding the settlement and prosecution of such Debtors' Assigned Causes of Action, (e) monitor and oversee the administration of the Realization and the Realization Trustee's performance of its responsibilities under this Realization Trust Agreement and/or the Plan, and (f) perform such other tasks as set forth in this Realization Trust Agreement and/or in the Plan.

            6.9.3 Retention of Counsel for Realization Trust Monitoring Committee. The Realization Trust Monitoring Committee will, to the extent it deems necessary, retain counsel to assist it. To the extent of the Realization Trust Monitoring Committee Reserve or such additional amounts as approved by the Bankruptcy Court, the Realization Trust Monitoring Committee may commit the Realization Trust to provide such professional Persons or Entities reasonable compensation and reimbursement from the Trust Assets for services rendered and expenses incurred. The Realization Trustee will make all reasonable and customary arrangements for payment or reimbursement of such compensation and expenses and will pay the same from the Realization Trust Monitoring Committee Reserve.

            6.9.4 Quorum; Meetings; Votes. A quorum for the Realization Trust Monitoring Committee shall consist of a majority of the then existing members of the Realization Trust Monitoring Committee. No meeting of the Realization Trust Monitoring Committee shall be held unless a quorum is present at the beginning of any meeting. The Realization Trustee or any member of the Realization Trust Monitoring Committee may call for a meeting to be convened upon notice of such meeting being given at least two (2) Business Days prior to the proposed date of the meeting, which notice may be given by telephone, overnight mail, or facsimile transmission, to each of the other members of the Realization Trust Monitoring Committee. Meetings shall be held in person or by telephone conference call. Except as otherwise expressly provided herein, any action by the Realization Trust Monitoring Committee shall require the affirmative vote of a majority of those voting provided that a quorum is present at the time of the vote. Unless the Realization Trust Monitoring Committee decides otherwise (which decision shall rest in the sole discretion of the Realization Trust Monitoring Committee, whether or not such decision is reasonable), the Realization Trustee and its designated advisors may attend meetings of the Realization Trust Monitoring Committee.

            6.9.5 Resignations; Successor Members. Any Person or Entity may resign as a member of the Realization Trust Monitoring Committee at any time. In the event that any Person or Entity resigns as a member of the Realization Trust Monitoring

Committee, the remaining members of the Realization Trust Monitoring Committee shall select a replacement for such Entity, provided, however, that any such replacement must hold or represent Allowed General Unsecured Claims.

            6.9.6 Review by Bankruptcy Court. In addition to the Realization Trust Monitoring Committee, the Realization Trustee and each Holder may raise any disputes with respect to the administration of the Realization Trust, the allocation of proceeds under the Realization Trust, and the conduct of the Realization Trustee before the Bankruptcy Court and the Bankruptcy Court shall retain jurisdiction to adjudicate all such matters.

            6.9.7 Discretion Afforded to Realization Trust Monitoring Committee to Modify Terms of Compensation of Realization Trust Trustee. Notwithstanding anything to the contrary in this Realization Trust Agreement or the Plan, the Realization Trust Monitoring Committee may, with the unanimous consent of each of the members of the Realization Trust Monitoring Committee, and without application to or approval by the Bankruptcy Court, subject to the consent of the Realization Trustee, modify the Realization Trustee's compensation and other terms regarding the retention of the Realization Trustee.

            6.9.8 Reimbursement of Expenses for Members of Realization Trust Monitoring Committee. Each member of the Realization Trust Monitoring Committee shall be entitled to be compensated and/or reimbursed by the Realization Trustee for the reasonable time and/or out-of-pocket expenses incurred by such member in performing its duties as a member of the Realization Trust Monitoring Committee, which expenses shall not exceed the rate of $350 per hour (whether for compensation for in-house time and/or for reimbursement of out-of-pocket expenses to the extent out-of-house professionals are designated to serve on such committee); all such costs and/or expenses shall be treated as administrative expenses of the Realization Trust under Sections 1.5(ii) and 7.9 of the Plan and hereunder. The Realization Trust will reimburse the members of the Realization Trust Monitoring Committee for such costs and expenses. Prior to payment, all such costs and/or expenses must be approved by the Realization Trustee and the other members of the Realization Trust Monitoring Committee. To the extent there is any dispute regarding the reasonable amount of such costs and/or expenses, the Bankruptcy Court shall retain jurisdiction to consider and adjudicate any such dispute.

            6.9.9 Consent of Realization Trust Monitoring Committee. Whenever the Realization Trustee is required to obtain the consent of the Realization Trust Monitoring Committee pursuant to the terms hereof, the Realization Trust Monitoring Committee may not unreasonably withhold such consent.

            6.10 Effective Date. This Realization Trust, and the transfer of Trust Assets to the Realization Trustee, shall become effective on the Effective Date of the Plan.

            6.11 Conflicts, In the event of any conflict or inconsistency between the terms of (a) the Plan (excluding the Plan Supplement) and (b) this Realization Trust

Agreement, the terms of this Realization Trust Agreement shall control; provided, however, that if the terms of the Plan or this Realization Trust Agreement (i) do not expressly resolve the issue under consideration, or (ii) are ambiguous with regard to such issue, the Realization Trustee or other parties-in-interest, on such notice as may be appropriate, may seek such relief from the Bankruptcy Court as may be necessary.

            6.12 Tax Provisions.

            6.12.1 Income Tax Status. For all purposes of the Tax Code, the Debtors shall be deemed to have transferred the Trust Assets to the Trust Beneficiaries and the other recipients of distributions hereunder pursuant to the Plan and thereupon the Trust Beneficiaries shall be deemed to have transferred their share of the Trust Assets to the Realization Trust. For all federal income tax purposes consistent valuations shall be used by the Realization Trust and the Trust Beneficiaries for the transferred Trust Assets. The Realization Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Section 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Tax Code, owned by the Trust Beneficiaries as grantors. Any items of income, deduction, credit, or loss of the Realization Trust shall be allocated for federal, state and local income tax purposes among the Trust Beneficiaries pro rata on the basis of their beneficial interests; provided, however, that to the extent that any item of income cannot be allocated in the taxable year in which it arises, the Realization Trust shall pay the federal, state and local taxes attributable to such income (net of related deductions) and the amount of such taxes shall be treated as having been received by, and paid on behalf of, the Trust Beneficiaries receiving such allocations when such allocations are ultimately made. The Realization Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Trust Beneficiaries arising out of the operations of the Realization Trust.

            6.12.2 Tax Returns and Reports. In accordance with Treasury Regulations Section 1.671-4(a), the Realization Trustee shall cause to be prepared and filed, at the cost and expense of the Realization Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached showing the item of income, deduction, and credit attributable to the Realization Trust and detailing the allocation of such items of income, deduction, and credit among the Trust Beneficiaries as required pursuant to the Form 1041 instructions for grantor trusts Copies of such Form 1041 and attached schedules will be delivered promptly to each Trust Beneficiary. In addition, the Realization Trustee shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Realization Trust and shall pay any taxes shown as due thereon. Within sixty (60) days after the end of each calendar year, the Realization Trustee shall cause to be prepared and mailed to a Trust Beneficiary such other information as may be requested by such Trust Beneficiary in writing to enable such Trust Beneficiary to complete and file his, her or its federal, state and local income and other tax returns.

            6.12.3 Withholding. The Realization Trustee may withhold from the amount distributable from the Realization Trust at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on a distributee or upon the Realization Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

            6.12.4 Tax Identification Number. The Realization Trustee may require any Trust Beneficiary or other distributee to furnish to the Realization Trustee its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Realization Trustee may condition any distribution to any Trust Beneficiary or other distributee upon receipt of such identification number. If any such Trust Beneficiary or other distributee fails to supply a Taxpayer Identification Number to the Realization Trustee within ninety (90) days of the initial request by the Realization Trustee, the Realization Trustee shall have the authority to apply to the Bankruptcy Court to have the claims of such Trust Beneficiary or other distributee disallowed and expunged.

            6.12.5 Tax Year. The taxable year of the Realization Trust shall, unless otherwise required by the Tax Code, be the calendar year.

            6.13 Amendment of Realization Trust. This Realization Trust Agreement may be amended, modified or altered only on the recommendation of the Realization Trustee and subject to Bankruptcy Court approval.


            6.14 Plan Controls. Notwithstanding any term herein, the terms and provisions of the Plan, including all duties and obligations imposed upon the Realization Trust under the Plan, shall control and be binding upon the Realization Trust.

IN WITNESS WHEREOF, the undersigned have executed this Litigation Trust Agreement as of the date and year first above written.

                                    WORLD ACCESS, INC., WA TELCOM
                                    PRODUCTS CO., INC.,
                                    WORLDXCHANGE
                                    COMMUNICATIONS, INC.,
                                    FACILICOM INTERNATIONAL LLC AND WORLD ACCESS
                                    TELECOMMUNICATIONS GROUP,
                                    INC., AS SETTLORS

                                    By:_________________________________________
                                    Name:
                                    Title:

                                    MORTON P. LEVINE, as the Realization Trustee

                                    By: /s/ Morton P. Levine
                                        ----------------------------------------
                                    solely as the Realization Trustee of the
                                    World Access Realization Trust

                                    By: /s/ Morton P. Levine
                                        ---------------------------------------
                                        Name:
                                        Title:

CONSENTED AND AGREED TO BY:

THE MEMBERS OF THE REALIZATION
TRUST MONITORING COMMITTEE

DDJ CAPITAL MANAGEMENT, LLC, solely in its capacity as a member of the Realization Trust Monitoring Committee

    By:_________________________________________________
       Name:
       Title:

R(2) INVESTMENTS, LDC, solely in its, capacity as a member of the Realization Trust Monitoring Committee

    By:_________________________________________________
       Name:
       Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as indenture trustee under the Senior
      Notes, solely in its capacity as a member of the Realization Trust Monitoring Committee

     By:________________________________________________
        Name:
        Title:

                                    EXHIBIT A

The Realization Trustee shall be compensated at the rate of $305 per hour for the services of Mr. Levine (which represents Mr. Levine's current hourly rate) for his actual and reasonable time, plus any reasonable and necessary disbursements and out-of-pocket expenses related to the scope of the Realization Trustee's services hereunder. In addition, where cost-efficient and reasonable, Mr. Levine may utilize members of his staff at Levine and Block at the following rates: other partners at a rate not to exceed $305 per hour, other senior associates/associates at a rate between $240 and $265 per hour; paralegals/legal assistants at a rate between $55 and $85 per hour; and case clerks at a rate not to exceed $40 per hour